[Exhibit 4.3]

                 UniPro Financial Services, Inc.
                   2003 EQUITY INCENTIVE PLAN
          Form - Exercise of Options To Purchase Shares



To:  UniPro Financial Services, Inc.  ("UniPro")

The undersigned hereby exercises the within Option for the purchase of shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Non-Qualified Stock Option Agreement, dated as of August 1, 2003, between UniPro and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.


                        Signature:_______________________________


Social Security I.D. Number:

----------------------------

Instructions for issuance of stock:

Name: __________________________________

Street:_________________________________

City: _____________________ State: _____ Zip Code: _________